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                                                                EXHIBIT 10(e)
                            PROMISSORY NOTE


$525,927.14                 Houston, Texas                    December 31, 1996


FOR VALUE RECEIVED, Quixote Steno Corporation, a Delaware corporation, and Quixote Corporation, a Delaware corporation, jointly and severally (herein called "Maker," whether one or more), hereby promises to pay to the order of Coventry Fund III, Ltd., a Texas limited partnership ("Payee"), at 1111 Bagby, Suite 1600, Houston, Texas or at such other address as Payee shall from time to time specify in writing, the principal sum of $525,927.14, together with interest on the unpaid principal balance of this Note from day to day outstanding, as hereinafter provided, but calculated on the basis of actual days elapsed over a 365 day year.

1.  INTEREST RATE.

The unpaid principal balance of this Note shall not bear interest until past due.

2.  DEFAULT RATE.

Any principal or interest which is not paid within five (5) days after it becomes due shall (to the extent permitted by applicable law) bear interest at a varying rate per annum equal to the "Maximum Rate" from the date due and payable until paid. "Maximum Rate" means the lesser of (a) eighteen percent (18%) per annum, and (b) the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. The Maximum Rate shall be applied by taking into account all amounts characterized by applicable law as interest on the debt evidenced by this Note, so that the aggregate of all interest does not exceed the maximum nonusurious amount permitted by applicable law.

3.  FLUCTUATION OF RATE.

Without notice to Maker or anyone else, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount such rate or rates of interest permitted by applicable law, respectively, fluctuate.

4.  PAYMENT TERMS.

This Note shall be due and payable in 48 monthly installments, each in the amount of $10,956.82. The 1st installment in the amount of $10,956.82 shall be due and payable on or before January 1, 1997, and a like installment shall be due and payable on the 1st day of each succeeding calendar month thereafter until this Note shall have been fully paid and satisfied;


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provided, that on December 1, 2000, the final maturity date of this Note, the entire balance of this Note then unpaid shall be finally due and payable.

5.  APPLICATION OF PAYMENTS; LEGAL TENDER.

All amounts paid hereunder shall be applied first to all interest then accrued and unpaid hereunder, and the balance, if any, to principal. All sums called for, payable or to be paid hereunder shall be paid in lawful money of the United States of America which at the time of payment is legal tender for the payment of public and private debts therein.

6.  PREPAYMENT.

Maker shall have the right to prepay this Note, in whole or in part, at any time without penalty or premium.

7.  PURPOSE OF LOAN.

Reference is made to that one certain Lease Termination Agreement dated as of December 31, 1996 by and between Quixote Steno Corporation (and acknowledged and agreed to by Quixote Corporation) and Coventry Fund III, Ltd., a Texas limited partnership.

Maker represents and warrants to Payee and to each present and future owner and holder of this Note that the proceeds of this Note are for business, commercial, investment or similar purposes and will not be used for personal, family, household or agriculture use.

8.  DEFAULT.

In the event of a default in the payment of any installment of either principal or interest as provided for herein, or in the performance of any agreement or covenant contained in any instrument securing payment hereof, without the giving of any notice of any kind, the holder of this Note shall have the right and option, to declare the unpaid balance of principal and accrued interest on this Note at once due and payable and to foreclose or require foreclosure of any and all liens securing payment hereof, and to exercise any and all other rights and remedies it may have. Failure to exercise this option upon any default shall not constitute a waiver of the right to exercise it in the event of any subsequent default.

9.  NO WAIVER OF ENFORCEMENT RIGHTS.

Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any default shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised
at any time and from time to time.   All remedies provided for in this Note and
in any other Loan Document are cumulative of


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each other and of any and all other remedies existing at law or in equity, and the holder hereof shall, in addition to the remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate remedy or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy; or
(ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

10.  ATTORNEYS' FEES; COLLECTION EXPENSES.

If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Maker sues any holder in connection with this Note or any other Loan document and does not prevail, then Maker agrees to pay to each such holder, in addition to principal and interest, all reasonable costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

11.  NO USURY INTENDED; USURY SAVINGS CLAUSE.

It is the intent of Payee and Maker and all other parties to the Loan Documents to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between Payee or any other holder hereof and Maker are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including, but not limited to, prepayment, default, demand for payment or acceleration of the maturity of any obligation) shall the interest contracted for, charged or received under this Note or otherwise exceed the Maximum Rate. If, from any possible construction of any document, interest would otherwise by payable in excess of the Maximum Rate, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed and the interest payable shall be automatically reduced to the Maximum Rate, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the Maximum Rate, an amount equal to the amount which would have


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been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the secured indebtedness in the inverse order of its maturity and not to the payment of interest, or, at the option of the holder hereof, be refunded to Maker or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum permitted by applicable law.

Notwithstanding any term or provision hereof to the contrary, Maker hereby confirms to Payee that neither Maker nor its legal counsel is aware of any respect as to which this Note, or the transaction in connection with which this Note was issued, is or may be usurious and, to induce Payee to make the loan evidenced hereby, Maker hereby agrees with and covenants to Payee that if at any time Maker shall believe or discover that any term or provision of this Note or any action taken by Payee in connection herewith is or may be in violation of the usury laws or any other applicable law, Maker shall forthwith give notice to Payee specifying with particularity the nature and extent of any such potential violation of the usury laws or any other applicable law, and afford to Payee a reasonable period (of not less than sixty (60) days) within which to cure same. Maker hereby agrees with and covenants to Payee that in no instance shall Maker make any claim, bring any suit or prosecute any cause of action in respect of any violation of the usury laws or any other applicable law, unless, as a condition precedent thereto, Maker has given to Payee such notice and afforded to Payee such opportunity to cure as hereinabove provided.

12.  JOINT AND SEVERAL LIABILITY; WAIVER.

If more than one person or entity executes this Note as Maker, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note, in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices (except only for any notices which are specifically required by this Note), filing of suit and diligence in collection this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Maker or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Harris County, Texas, for the enforcement of any and all obligations under the Loan Document.


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1.  NOTICES.

All notices permitted hereunder shall be given to the addressee at the following address:

     if to Payee:  Coventry Fund III, Ltd.
                   c/o Coventry Development, Inc.
                   1111 Bagby, Suite 1600
                   Houston, Texas 77002

                   With Copy To:

                   Lawrence B. Chapman
                   Brochstein, Slobin  Chapman, P.C.
                   One Riverway, Suite 1950
                   Houston, Texas 77002


     if to Maker:  Quixote Steno Corporation
                   One East Wacker Drive
                   Chicago, Illinois 60601
                   Suite 3000
                   Quixote Corporation
                   One East Wacker Drive
                   Chicago, Illinois 60601
                   Suite 3000

All notices given hereunder shall be in writing and shall be considered properly given if mailed by first-class United States mail, postage prepaid, registered or certified with return receipt requested, or by delivering same in person to the addressee, or by prepaid telegram. Any notice given in accordance herewith shall be effective upon receipt at the address of the addressee.

14.  SUCCESSORS AND ASSIGNS.

This Note inures to and binds the heirs, legal representatives, successors and assigns of Maker and Payee; provided, however, that Maker may not assign this Note or any loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of the holder of this Note in each instance.


15.  GOVERNING LAW.

THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

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16.  CAPTIONS.

The captions in this Note are inserted or convenience and are not to be used to interpret or limit the terms herein.

                                               MAKER:

                                               Quixote Steno Corporation

                                               By: /s/ Daniel P. Gorey
                                               Name:  Daniel P. Gorey
                                               Title: Vice President


                                               Quixote Corporation

                                               By: /s/ Daniel P. Gorey
                                               Name: Daniel P. Gorey
                                               Title: Chief Financial Officer,
                                                 Vice President & Controller